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EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
Brunswick Bancorp

         We consent to incorporation by reference in the registration statement on Form S-8 of Brunswick Bancorp of our report dated February 17, 2000, relating to the consolidated statements of financial condition of Brunswick Bancorp and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1999, which report appears in the Form 10K of Brunswick Bancorp dated March 22, 2000.


/s/ Michael R. Ferraro, CPA
Matawan, NJ
December 12, 2000



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